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CUSIP No. 64110 W102                                           Page 8 of 8 Pages


                                                                    Exhibit 99.1

                             CONSENT TO JOINT FILING
                                 OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1)(iii) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is, and any future amendments thereto may be, filed on behalf of each of them.
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
                                   Dated:  February 14, 2004



                                              /s/ William Lei Ding
                                   ---------------------------------------------
                                   Mr. William Lei Ding




                                   Shining Globe International Limited



                                   By:        /s/ William Lei Ding
                                      ------------------------------------------
                                   Name:  William Lei Ding
                                   Title: Sole Beneficial Owner and Manager
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